EXHIBIT 2



                        AGREEMENT RELATING TO FILING OF
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                          JOINT STATEMENT PURSUANT TO
                          ---------------------------
                               RULE 13d-1(k) UNDER
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                       THE SECURITIES EXCHANGE ACT OF 1934
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         The Undersigned agree that the Statement of Schedule 13D to which this
Agreement is attached is filed on behalf of each of them.


Date: February 25, 2002      By: /s/ John D. Doherty
                                 --------------------------------------------
                                 John D. Doherty



                             By: /s/ Joseph R. Doherty
                                 --------------------------------------------
                                 Joseph R. Doherty



                             By: Joseph R. Doherty Family Limited
                                 Partnership, L.P.


                                 By: /s/ Joseph R. Doherty
                                     ----------------------------------------
                                     Joseph R. Doherty
                                     General Partner